Exhibit 32.1
CERTIFICATION
I, Martin F. Ellis, President and Chief Executive Officer of Agilysys, Inc. (the “company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:
1.	The Quarterly Report on Form 10-Q of the company for the quarter ended September 30, 2008 (the “Report”) fully complies (1) with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.
Dated: January 13, 2008

By:	/s/ Martin F. Ellis
Martin F. Ellis
President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the company and will be retained by the company and furnished to the Securities and Exchange Commission or its staff upon request.

(1) As explained more fully in this Report, the Report does not include, as required by the Rule 3-09 of Regulation S-X, the separate financial statements of Magirus AG, a privately owned German company in which the company formerly held a 20% equity interest until the company disposed of such interest on November 18, 2008.